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                    Skyline Multimedia Entertainment, Inc.
                               350 Fifth Avenue
                           New York, New York 10118


                                                      June 15, 1998


Mr. Jay Berkman
4 Hyde Ridge Road
Weston, CT  06882

Dear Jay:

         This letter will confirm our understanding and your agreement with Skyline Multimedia Entertainment, Inc. and its subsidiaries (collectively, the "Company"), as follows:

                  1. Employment. You will be employed as Executive Director of Marketing and Business Development and Co-Chief Executive Officer (or such other similar title as designated by the Board) of the Company subject to the direction of the Board of Directors. You agree to devote substantially all of your time and attention to the affairs of the Company to fulfill your responsibilities hereunder during the Term of this Agreement. You shall report directly to the Board of Directors of the Company or to such person as directed by the Board of Directors.

                  2. Term. Your employment with the Company will commence as of June 15, 1998 for a period ending on the second anniversary hereof (the "Term") unless terminated sooner in accordance with the provisions of Paragraphs 10A or 10B. This Agreement may be renewed from year to year upon written notice by the Company of same, including in such notice any modifications of the terms hereof, delivered to you not less than three months prior to the end of the then current Term and accepted by you within 30 days of such notice. Prior to the commencement date of your employment, the Company may utilize your services as a consultant to the Company.

                  3. (a) Annual Salary. During the Term, the Company will pay you an annual salary of $140,000 (the "Base Salary") payable in equal installments every two weeks. Increases in Base Salary will be subject to the discretion of the Board of Directors.

                     (b) Special Bonus. At your election, upon notice to the Company within 90 days of the date hereof, the Company will pay you a special bonus of either (i) an aggregate of $30,000 payable during the period from the date of election hereunder through December 31, 1998 in equal payments every two weeks in accordance with the Company's regular payroll policies; provided, however, that such payments will cease in the event of termination of your employment for any reason prior to December 31, 1998, or (ii) an aggregate of 100,000 shares of restricted common stock of the Company, which shares shall vest on December 31, 1998; provided, however that your employment with the Company has not been terminated prior to such date.

                     (c) Signing Bonus. Upon commencement of employment hereunder, you will be entitled to receive a signing bonus equal to $25,000 payable in two equal installments on the 15th and 30th day subsequent to your commencement of employment; provided, however that such payments shall cease in the event of the termination of your employment for any reason on or prior to such payment dates.

                     (d) Board Membership. Upon the execution of this Agreement, the Company and its current directors will use their best efforts to elect you to the Board of Directors of the Company.

                  4. Stock Options. You will be eligible to receive grants of stock options under the Company's Stock Incentive Plan as the Board of Directors shall determine. In addition to the grant of options or shares of common stock pursuant to Paragraph 3 herein, upon execution of this Agreement, you shall be entitled to receive stock options under the Company's Stock Incentive Plan exercisable for 200,000 shares of common stock of the Company at an exercise price per share equal to the fair market value on the date hereof, which options shall vest 50% on June 30, 1999 and 50% on June 30, 2000 in the event your employment with the Company has not been terminated prior to each such vesting date, as the case may be. Additionally, you shall receive stock options under the Company's Stock Incentive Plan exercisable for 300,000 shares of common stock of the Company, subject to satisfaction of the performance criteria as set forth on Schedule A hereto.

                  5. Sale Event/Put Option. In the event of a sale of the Company, disposition of substantially all of the assets of the Company, a merger in which the Company is not the survivor or other business combination (each a "Sale Event") during the Term, all the restricted shares and the stock options identified in this Agreement that have not vested as of the date of such Sale Event, shall accelerate and automatically vest. Therefore and consequent to such Sale Event, you shall be entitled to receive the greater of
(i) $200,000 (Two Hundred Thousand Dollars) or (ii) the restricted shares pursuant to Paragraph 3 and the stock options pursuant to Paragraph 4 (an aggregate of 600,000 shares (or 500,000 shares in the event you elect not to take the shares pursuant to Paragraph 3(b)(ii) hereof)). Should you elect to receive the cash payment set forth in subclause (i), it is understood and agreed that the shares and option identified in this Agreement shall automatically be cancelled and revert back to the Company.

                  6. Benefits. You will be entitled to participate in and be covered by all health, insurance, bonus, pension and other employee plans and benefits established by the Company for its employees generally, subject to meeting applicable eligibility requirements.

                  7. Vacations and Holidays. During the Term, you will be entitled to an annual vacation leave of three weeks at full pay. You will be entitled to such holidays as are

                                       2

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established by the Company for all employees. In addition, you will be entitled to four personal days at your choosing at full pay.

                  8. Confidential Information. During the Term as same may be renewed and thereafter, you agree that you will not make use of any information you become aware of in connection with your duties hereunder unless such information is in the public domain, for your own purposes or for the benefit of anyone other than the Company, whether or not such information is specifically treated or marked as "Confidential". In the event of the termination of your employment with the Company (irrespective of the cause of termination) you will promptly deliver to the Company all materials, property, documents, data and other information belonging to the Company or pertaining to Confidential Information. You shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to the Company or pertaining to any Confidential Information.

                     "Confidential Information" shall mean any information regarding the business methods, business policies, procedures, techniques, research or processes of or developed by the Company, or any names and addresses of customers, vendors, strategic partners or joint venturers or clients or any data on or relating to past, present or prospective customers, clients, vendors, strategic partners or joint venturers or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to you or learned or acquired by you while in the employ of the Company.

                  9. Injunctive Relief. You agree that the Company cannot be adequately compensated in damages in an action at law in the event that you have breached your obligations under Paragraph 8 of this Agreement. Therefore, you expressly agree that the Company shall be entitled to injunctive and other relief without the posting of a bond or other security in addition to any other rights or remedies which the Company may possess. In the event that any of the prohibitions of this Agreement relating to the scope or period of restriction shall be deemed to exceed the maximum scope or period of time which a Court deems valid and enforceable, such scope or period shall be reduced to the maximum deemed allowable by such court.

                  10. A. Termination. The Board of Directors may terminate your employment hereunder as follows:

                         (a) upon your death, whereupon this Agreement shall
                  immediately terminate;

                         (b) upon a determination of Permanent Disability;
                  "Permanent Disability" shall mean a physical or mental incapacity as a result of which you become totally unable to continue the performance of your duties hereunder for a period of 90 consecutive days. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and you or your legal representative. In the absence of agreement between the Company and you, each party shall nominate a qualified medical doctor and the

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                  two doctors so nominated shall select a third doctor, who
                  shall make the determination as to the occurrence and continuance of a Permanent Disability; or

                           (c) for Cause, whereupon this Agreement shall
                  immediately terminate. "Cause" shall mean only the following:

                                    (i)   the willful and, after notice and a
                           reasonable opportunity to cure, continued failure by you to substantially perform your duties hereunder (other than such failure resulting from your incapacity due to physical or mental illness);

                                    (ii)  personal dishonesty in the
                           performance of your duties to the Company;

                                    (iii) willful misconduct by you in
                           performance of your duties to the Company (which includes a willful, material breach of this Agreement by you);

                                    (iv)  conviction of a felony;

                                    (v)   willful theft from the Company or
                           misuse of Company funds or assets; or

                                    (vi)  a willful violation of any law, rule
                           or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits you from holding a position with the Company.

                  For purposes of this Agreement, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without a reasonable belief that such action or omission by you was in the best interests of the Company.

                  Any termination pursuant to this provision shall be accompanied by a written explanation of the event or events constituting "cause", which writing shall be executed by the Company's Chairman and/or Board of Directors.

                  If you are terminated without "cause" (as determined by a judicial non-appealable decision or a decision the Company chooses not to appeal), or any other basis for termination not permitted hereunder, or you terminate this Agreement for "Good Reason" (as defined below), you shall be entitled to a severance payment equal to no more than the remainder of your salary for the unexpired portion of the Term of this Agreement.

                  10. B. You will be entitled to terminate this Agreement for Good Reason if:

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                           (a) You are asked by the Company to take actions
                  inconsistent with your obligations to the public or regulatory agencies; or

                           (b) The Company breaches any term or covenant
                  contained herein.

                  11. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

                  If to the Company:

                  Skyline Multimedia Entertainment, Inc.
                  350 Fifth Avenue, Suite 612
                  New York, New York  10118
                  Attn: Chairman, Compensation Committee of the Board of
                        Directors

                  If to Executive:

                  Mr. Jay Berkman
                  4 Hyde Ridge Road
                  Weston, CT  06882

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of laws provisions.

                  13. Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than injunctive relief pursuant to Paragraph 9, shall be resolved by arbitration at the American Arbitration Association at its New York City offices before a panel of one arbitrator under the then existing rules and regulations of the American Arbitration Association. The parties agree that in any such arbitration, the arbitrator shall not have the power to reform or modify this Agreement in any way and to that extent his powers are so limited. The determination of the arbitrator shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law, neither the Company nor you shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. In the event you prevail in such proceedings, as determined by the arbitrator, the Company shall reimburse you for all expenses (including, without limitation, reasonable legal fees and expenses) incurred by you in connection with such proceeding or any other proceeding in which you prevail in contesting or defending any claim or controversy arising out of or

                                      5

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relating to this Agreement. All such amounts shall be paid promptly, but in any event within ten (10) days after you provide the Company with a statement of such amounts to be recovered. In the event you do not prevail in such proceedings, as determined by the arbitrator, each party hereto shall be responsible for their own expenses (including, without limitation, legal fees and expenses) incurred in connection with such proceedings.

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                  14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                    Very truly yours,

                                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

ACCEPTED AND AGREED TO:



----------------------------------
Jay Berkman

                                  Schedule A
                                  ----------

                        Performance-Based Stock Options
                        -------------------------------

--------------------------- ----------------------------- ---------------------------------------------
                                 Exercise Price Per
Number of Shares                 Share (FMV on              Vesting Criteria Skyride and
Subject to Option                grant date)                XS New York EBITDA Targets
-----------------                ------------------         --------------------------
--------------------------- ----------------------------- ---------------------------------------------
1.       150,000                 $.3125 [6/15]              for the six month period ending 12/31/98 =
                                                            $1,021,000 or for the twelve month period
                                                            ending June 30, 1999 = $1,577,000
--------------------------- ----------------------------- ---------------------------------------------
2.       150,000                 $.3125 [6/15]              for the twelve month period ending June 30,
                                                            1999 = $1,577,000
--------------------------- ----------------------------- ---------------------------------------------

--------------------------- ----------------------------- ---------------------------------------------


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